AMENDMENT OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                      OF

                               ARTISAN FUNDS, INC.

      The undersigned Chief Executive Officer of Artisan Funds, Inc. (the "Corporation"), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Business Corporation Law and Article IV of the Corporation's Amended and Restated Articles of Incorporation, as amended (the "Restated Articles"), the following Amendment was duly adopted to redesignate the sole existing series of the class of shares of "Artisan Small Cap Fund" as "Artisan Small Cap Fund Investor Shares" and to redesignate the sole existing series of the class of shares of "Artisan Small Cap Value Fund" as "Artisan Small Cap Value Fund Investor Shares":

            "Article IV is hereby amended by deleting Section A of Article IV in its entirety and replacing it with the following:

             A. The Corporation is authorized to issue an indefinite number of shares of common stock, $.01 par value per share. Subject to the following paragraph, the authorized shares are classified as follows:

                      Class               Series             Authorized Number
                      -----               ------                 of Shares
                                                                 ---------
            Artisan Small Cap Fund         Investor Shares       Indefinite
            Artisan International Fund     Investor Shares       Indefinite
            Artisan International Fund     Institutional Shares  Indefinite
            Artisan Mid Cap Fund           Investor Shares       Indefinite
            Artisan Mid Cap Fund           Institutional Shares  Indefinite
            Artisan Small Cap Value Fund   Investor Shares       Indefinite


            The remaining shares shall remain unclassified until action is taken by the Board of Directors pursuant to the following paragraph:'"

      This Amendment to the Restated Articles was adopted by the Board of Directors of the Corporation on June 26, 2000 without shareholder approval in accordance with Sections 180.1002(8) and 180.0602(1)(c).

      This Amendment to the Restated Articles shall be effective as of 9 a.m. on July 1, 2000.

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      Executed in duplicate this 29th day of June, 2000.

                                          ARTISAN FUNDS, INC.



                                          By:/s/ Andrew A. Ziegler
                                             ---------------------------
                                             Andrew A. Ziegler
                                             Chief Executive Officer

      This instrument was drafted by :

      Dennis F. Connolly
      Godfrey & Kahn, S.C.
      780 North Water Street
      Milwaukee, Wisconsin  53202